EXCO Resources, Inc.
12377 Merit Drive • Suite 1700 • Dallas, Texas 75251
Phone (214) 368-2084 • Fax (972) 367-3559

April 17, 2014

Admiral A Holding L.P.
Admiral B Holding L.P.
600 Travis Street, Suite 7200
Houston, TX 77002
Attention: Dash Lane
Facsimile: (713) 583-9430

Re: Amendment No. 1 to Participation Agreement

Dear Dash,

Reference is made to (i) that certain Participation Agreement (as amended from time to time, the “PA”), dated as of July 31, 2013, between EXCO Operating Company, LP, a Delaware limited partnership (“EOC”), Admiral A Holding L.P., a Delaware limited partnership (“Admiral A”), and Admiral B Holding L.P., a Delaware limited partnership (“Admiral B” and together with Admiral A, the “KKR Parties”); and (ii) that certain Farmout Agreement (as amended from time to time, the “FOA”), dated as of July 31, 2013 between EOC and Chesapeake Exploration, L.L.C (“CHK”). EOC and the KKR Parties may be referred to herein collectively as the “Parties” or individually as a “Party.” Unless otherwise noted, capitalized terms not defined herein shall have the meaning set forth in the PA.
The Parties desire to treat certain wells and associated units that are subject to the PA and, if applicable, the FOA differently from the manner in which such wells and units are currently treated under the PA and, if applicable, the FOA. Pursuant to this letter agreement (this “Agreement”), the Parties intend to set forth their agreement (a) to jointly participate in the drilling, testing, completing and equipping of (i) the wells set forth on Exhibit A (the “Existing Subject Wells”) and (ii) any additional Approved Wells located on the Outside Leases spud after the date of this Agreement (the “Future Subject Wells” and, together with the Existing Subject Wells, the “Subject Wells”), in each case on a 50/50 basis with each other; and (b) to amend the PA to provide that Subject Wells will not be included in the Offer Wells or otherwise subject to Article 6 of the PA.
NOW, THEREFORE, in consideration of the mutual agreements herein, the benefits to be derived by the Parties, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows as of the date hereof but for all purposes effective as of July 31, 2013 (the “Effective Date”):

1.Participation in Subject Wells. The Parties hereby agree that EOC and the KKR Parties will participate in the Subject Wells on a 50/50 basis. Accordingly, the Parties (a) acknowledge and agree that any assignments made pursuant to Section 4.2(b) of the PA or Section 4.2(c) of the PA will reflect the KKR Share as revised by this Agreement and (b) agree that the definition of “KKR Share” in Article 1 of the PA shall be deleted and replaced in its entirety with the following:
“KKR Share” means (i) for all Area 1 Leases, 50% of the CHK Interest in and to the Area 1 Leases, (ii) for an Approved Area 1 Well, 75% of the CHK Interest in and to such Approved Area 1 Well, (iii) for an Approved Farmout Well, 50% of the CHK Interest in and to such Approved Farmout Well and the unit formed (or contemplated by the Farmout Agreement) for such Approved Farmout Well and (iv) for an Approved Non-Core Well, 50% of the CHK Interest in and to such Approved Non-Core Well; provided that if EXCO acquires all of the KKR Parties’ interest in an Approved Well in accordance with Article 6, then the KKR Share shall be reduced to 0% or, if the KKR Parties exercise the KKR Right to Retain in connection with such acquisition by EXCO, then the KKR Share shall be the percentage interest (up to 15%) of the KKR Parties’ collective interest in and to such group of Offer Wells in an EXCO Offer that the KKR Parties have elected to retain in connection with their exercise of the KKR Right to Retain; provided further that if the KKR Parties Elect to participate in an Approved Well on an EXCO Consent Lease, the KKR Share in such Approved Well shall equal 50% of the CHK Interest in and to such EXCO Consent Lease.
2.Removal of EXCO Offers for Subject Wells. The Parties hereby agree that the Subject Wells shall not be considered Offer Wells under the PA or otherwise subject to Article 6 of the PA. The Parties further agree that the definition of “Offer Well” in Article 1 of the PA shall be deleted and replaced in its entirety with the following:
“Offer Well” means, as of the date of determination, any Approved Well (other than an Approved Outside Well) that (i) has commenced production of Oil and Gas at least 365 days prior to such date or (ii) the Drilling Parties have agreed to plug and abandon.
3.Incorporation by Reference. The Parties agree that the provisions of Section 12.1 of the PA, Section 14.2 of the PA, Section 14.3 of the PA, Section 14.4 of the PA, Section 14.5 of the PA, Section 14.6 of the PA, Section 14.10 of the PA, Section 14.20 of the PA and Section 14.22 of the PA are hereby incorporated mutatis mutandis.
[signature page follows]

Please confirm the KKR Parties’ acceptance of the above terms and conditions of this Agreement effective as of the Effective Date by signing in the space provided below and returning a fully executed copy.

EXCO OPERATING COMPANY, LP
By: EXCO Partners OLP GP, LLC, its general partner

By:    /s/ Mark F. Mulhern
Name: Mark F. Mulhern
Title:    CFO

ACCEPTED AND AGREED TO THIS 17th DAY OF APRIL, 2014 BUT EFFECTIVE AS OF THE EFFECTIVE DATE.

ADMIRAL A HOLDING L.P.
By: Admiral A Holding GP, LLC, its general partner

By:    /s/ David Rockecharlie
Name:    David Rockecharlie
Title:    Vice President
ADMIRAL B HOLDING L.P.
By: Admiral B Holding GP, LLC, its general partner

By:    /s/ Michael McFerran
Name: Michael McFerran
Title:    CFO
With a copy to:    RPM Energy Management LLC
600 Travis Street, Suite 7225
Houston, Texas 77002
Attention: Land Department
Email: admiral_notices@rpm-energy.com

With a copy to:    Baker Botts L.L.P.
910 Louisiana Street
Houston, TX 77002
Attention: Hugh Tucker
Facsimile: (713) 229-2856

Signature and Acknowledgement Page to Letter Agreement

Exhibit A

Existing Subject Wells

Well Name	Well Number	API	State	County	Operator
BOLL FRO F 8H	166120	4216333675	TX	FRIO	EXCO Operating Company
CALVERT RANCH FRO B 1H	166121	4216333714	TX	FRIO	EXCO Operating Company
BOLL FRO E 4H	166635	4216333801	TX	FRIO	EXCO Operating Company
CALVERT RANCH FRO C 1H	166636	4216333801	TX	FRIO	EXCO Operating Company